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                                   Exhibit F
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                            STOCK EXCHANGE AGREEMENT
                             (IVIUS AND NTN SHARES)


        This STOCK EXCHANGE AGREEMENT (IVIUS and NTN SHARES) (this
"Agreement") is made and entered into as of the 31st day of December 1998, by and between IVI CHECKMATE LTD., a Canadian corporation ("IVIC-Canada"), and IVI CHECKMATE INC., a Georgia corporation ("IVIC-Georgia").

                                   Background

        IVIC-Canada desires to transfer to IVIC-Georgia all of the shares of the common stock of International Verifact Inc. ("U.S."), a Delaware corporation ("IVIUS"), currently owned by IVIC-Canada in exchange for preferred shares of IVIC-Georgia, in a transaction intended to be tax free under Section 351 of the Internal Revenue Code of 1986, as amended.

        IVIC-Canada desires to transfer to IVIC-Georgia all of shares of the common stock of National Transaction Network, Inc., a Delaware corporation ("NTN"), currently owned by IVIC-Canada in exchange for preferred shares of IVIC-Georgia, in a transaction intended to be tax free under Section 351 of the Internal Revenue Code of 1986, as amended.

        This exchange is being entered into contemporaneously with and as part of that certain "Stock Exchange Agreement (Plourde and Debitek Shares)" between IVIC-Georgia and IVI Checkmate Corp., a Delaware corporation, dated as of December 31, 1998.

        In consideration of the foregoing, the mutual representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                    Article I.  Terms of Transfer of Shares

        (a) Upon the terms and subject to the conditions of this Agreement, IVIC-Canada does hereby transfer, assign and deliver to IVIC-Georgia, and IVIC-Georgia does hereby accept from IVIC-Canada, four million, five hundred sixty-two thousand, five hundred eighty-four (4,562,584) shares of the $0.01 par value common stock (the "IVIUS Shares") of IVIUS, which constitutes all of the outstanding capital stock of IVIUS, as evidenced by a stock certificate of IVIUS, in exchange for the issuance and delivery to IVIC-Canada of a certificate for 15,000,000 shares of IVIC-Georgia's Preferred Stock, the receipt and sufficiency of which is hereby acknowledged by IVIC-Canada.

        (b) Upon the terms and subject to the conditions of this Agreement, IVIC-Canada does hereby transfer, assign and deliver to IVIC-Georgia, and IVIC-Georgia does hereby accept,

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two million, seven hundred twenty-six, four hundred forty (2,726,440) shares of the $0.15 par value common stock (the "NTN Shares") of NTN, which constitutes eighty three and nine-tenths percent (83.90%) of the outstanding capital stock of NTN, as evidenced by a stock certificate of NTN, in exchange for the issuance and delivery to IVIC-Canada of a certificate for 2,000,000 shares of IVIC-Georgia's Preferred Stock, the receipt and sufficiency of which is hereby acknowledged by IVIC-Canada.


        (c) IVIC-Canada does hereby convey to IVIC-Georgia good, valid and marketable title to the IVIUS Shares and the NTN Shares (collectively, the "Shares") free and clear of any and all liabilities, obligations, restrictions (other than applicable securities laws restrictions) or rights of others of any character whatsoever. Simultaneously with the execution of this Agreement, IVIC-Canada has delivered to IVIC-Georgia stock certificates evidencing the Shares registered in the name of IVIC-Canada, duly endorsed to IVIC-Georgia on the reverse thereof or accompanied by a duly executed stock power.

             Article II.  Representations and Warranties of IVIC-Canada

        IVIC-Canada represents and warrants to IVIC-Georgia as follows:

Section 2.1 Ownership of Shares.

        IVIC-Canada is the record and beneficial owner of all the Shares free and clear of any liens, claims, options, charges, encumbrances or rights of others.

        The IVIUS Shares constitute all of the outstanding capital stock of IVIUS. There are no other classes of stock of IVIUS.

        The NTN Shares constitute eighty-three and nine-tenths percent (83.9%) of the outstanding capital stock of NTN. There are no other classes of stock of NTN outstanding.

Section 2.2 Consents.

        IVIC-Canada may enter into this Agreement and perform its obligations under this Agreement without the necessity of obtaining any consent from anyone, including any governmental authority, and all of the Shares may be transferred by IVIC-Canada to IVIC-Georgia without impairment or forfeiture or the imposition of any lien, charge or encumbrance with respect to such Shares.

Section 2.3 Authorization and Binding Effect.

        IVIC-Canada has the legal capacity to execute, deliver and enter into this Agreement and to consummate the transactions contemplated by this Agreement. All requisite actions required to be taken by IVIC-Canada to authorize the transactions contemplated by this Agreement have been taken and this Agreement constitutes a legal, valid and binding agreement enforceable against IVIC-Canada in accordance with its terms. Upon consummation of the transactions

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contemplated herein, IVIC-Georgia will own the Shares free and clear of any liens, claims, options, charges, encumbrances or rights of others.

Section 2.4 No Breach.

        The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach of or default under any instrument or agreement to which IVIC-Canada is a party or is bound, or violate any law, rule, regulation, judgment, order, injunction, decree, or award against or binding upon IVIC-Canada.

Section 2.5 Access to Information.

        IVIC-Canada acknowledges that it has had full access to financial and other information related to IVIC-Georgia.

        Article III.  Representations and Warranties of IVIC-Georgia

        IVIC-Georgia represents and warrants to IVIC-Canada as follows:

Section 3.1  Consents.

        IVIC-Georgia may enter into this Agreement and perform its obligations under this Agreement without the necessity of obtaining any consent from anyone, including any governmental authority.

Section 3.2 Authorization and Binding Effect.

        IVIC-Georgia has the legal capacity to execute, deliver and enter into this Agreement and to consummate the transactions contemplated in this Agreement. All requisite actions required to be taken by IVIC-Georgia to authorize the transactions contemplated by this Agreement have been taken and this Agreement constitutes a legal, valid and binding agreement enforceable against IVIC-Georgia in accordance with its terms.

Section 3.3 No Breach.

        The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach of or default under any instrument or agreement to which IVIC-Georgia is a party or is bound, or violate any law, rule, regulation, judgment, order, injunction, decree, or award against or binding upon IVIC-Georgia.

Section 3.4  Access to Information.

        IVIC-Georgia acknowledges that it has had full access to financial and other information related to IVIUS and NTN.

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                         Article IV.  Indemnification

Section 4.1  Indemnity by IVIC-Canada.

        IVIC-Canada hereby agrees to indemnify IVIC-Georgia against, and to hold IVIC-Georgia harmless from, any and all losses, liabilities, costs, damages and expenses (including but not limited to reasonable attorneys' fees, including attorneys' fees necessary to enforce its rights to indemnification hereunder) arising from or resulting by reason of any breach of any of the representations, warranties, covenants or agreements made or to be performed by IVIC-Canada pursuant to this Agreement.

Section 4.2  Indemnity by IVIC-Georgia.

        IVIC-Georgia hereby agrees to indemnify IVIC-Canada against, and to hold IVIC-Canada harmless from, any and all losses, liabilities, costs, damages and expenses (including but not limited to reasonable attorneys' fees, including attorneys' fees necessary to enforce its rights to indemnification hereunder) arising from or resulting by reason of any breach of any of the representations, warranties, covenants or agreements made or to be performed by IVIC-Georgia pursuant to this Agreement.

                           Article V.  Miscellaneous

Section 5.1 Representations and Warranties.

        All of the representations, warranties, covenants and agreements made by either of the parties in or pursuant to this Agreement or in any instrument, exhibit, or certificate delivered pursuant hereto shall survive the consummation of the transactions contemplated by this Agreement.

Section 5.2 Successors and Assigns.

        All terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the heirs, successors and assigns of the parties. Neither party may assign any of his or its rights hereunder without the prior written consent of the other party hereto.

Section 5.3  Governing Law.

        This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

Section 5.4  Counterparts.

        This Agreement may be executed in one or more counterparts, all of which shall be one and the same Agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

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Section 5.5  Further Assurances.

        IVIC-Canada shall at any time and from time to time after the date hereof take whatever actions IVIC-Georgia reasonably requests to evidence the transfer of the Shares to IVIC-Georgia pursuant to this Agreement.

        IN WITNESS WHEREOF, the parties have caused this STOCK EXCHANGE AGREEMENT (IVIUS and NTN SHARES) to be duly executed and delivered as of the date first above written.

                                    IVIC-CANADA:

                                    IVI CHECKMATE LTD.

                                    /s/ L. Barry Thomson
                                    ----------------------------------------
                                    By:  L. Barry Thomson
                                    Its:  President and Chief Executive Officer

                                    IVIC-GEORGIA:

                                    IVI CHECKMATE INC.

                                    /s/ John J. Neubert
                                    ----------------------------------------
                                    By:  John J. Neubert
                                    Its:  Chief Financial Officer

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